SUB-ITEM 77I


                             CREATION OF SHARE CLASS


MFS Global Multi-Asset Fund, a series of MFS Series Trust XVI (the "Trust"), established a new class of shares, Class T shares, as described in the prospectus contained Post-Effective Amendment No. 64 to the Registration Statement of MFS Series Trust XVI (File Nos. 2-36431 and 811-2032), as filed with the Securities and Exchange Commission via EDGAR on October 26, 2017, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.